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                                                                    EXHIBIT 23.3

             [FIDUCIAIRE DE L'INDUSTRIE ET DU COMMERCE LETTERHEAD]

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

         We consent to the incorporation by reference in this Registration Statement, relating to the sale of shares of Common Stock on Oncor, Inc. on Form S-3, of our report dated October 14, 1994 regarding Appligene Group, appearing in the Current Report on Form 8-K, dated September 22, 1994, as amended by Form 8-K/4, dated December 5, 1994, and by Form 8-K/A-2, dated December 15, 1994, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

Strasbourg, France                                  FIDUCIAIRE DE L'IDUSTRIE
January 4, 1996                                        ET DU COMMERCE SA

                                                       /s/ CHRISTIAN EINHORN
                                                       ---------------------
                                                       Christian EINHORN


A. EINHORN
Ph. CASTAGNAC
C. EINHORN
JL. KOESSLER
P. LUTZ
P. STREICHER
[SIG]